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                                    EX 10.2

                          SECOND AMENDMENT TO AGREEMENT

         THIS SECOND AMENDMENT TO AGREEMENT ("AMENDMENT") is made as of the 21st day of July, 1999, between KEYCORP, an Ohio corporation ("KEY"), and HENRY L. MEYER III ("MEYER") and modifies the Employment Agreement originally entered into between Key and Meyer as of May 15, 1997, as heretofore amended (the "AGREEMENT"). Capitalized terms used in this Amendment and not otherwise defined herein have the meanings ascribed to them in the Agreement.

         Key has determined that it will be in the best interests of Key and its Subsidiaries to enter into, and to make the changes provided for in, this Amendment.

         Key and Meyer agree, effective as of the date first set forth above, to amend the Agreement and the Agreement is hereby amended as follows:

         1. CERTAIN COMPENSATION ADDED TO AGREEMENT. The following new Section 4A is hereby added to the Agreement to add certain compensation guaranties to the protection to be afforded to Meyer after the occurrence of a Change of
Control:

                  "4A. CERTAIN COMPENSATION GUARANTIES DURING TWO YEARS FOLLOWING A CHANGE OF CONTROL. For so long as Meyer remains in the employ of the Surviving Entity or one of its subsidiaries during the period beginning on the day after any Change of Control and continuing through the second anniversary of that Change of Control (the period of Meyer's employment during such two year period being herein the "Guaranteed Compensation Period"), Meyer shall be entitled to the incentive compensation guaranty set forth in Section 4A.1 and to the equity compensation guaranty set forth in Section 4A.2.

                  4A.1 GUARANTEED LEVEL OF INCENTIVE COMPENSATION. Except as provided in (c) below (which provides for a forfeiture of unpaid amounts if Meyer's employment is terminated for Cause) and the last sentence of (a) below (which provides for a potential reduction in amount if based on overall corporate performance), the Surviving Entity shall cause Meyer to receive, during the Guaranteed Compensation Period, as incentive compensation, an amount that, on an annualized basis, is at least equal to Meyer's Average Annual Incentive Compensation. The guaranty set forth in the immediately preceding sentence (the "Incentive Compensation Guaranty") establishes a minimum amount of incentive compensation that must be paid to Meyer with respect to Meyer's employment during the Guaranteed Compensation Period. Except as otherwise provided in (a), (b), or (c) of this
         Section 4A.1 below, the guaranteed incentive compensation for the Guaranteed Compensation Period shall be paid to Meyer quarterly in arrears, within 30 days after the end of each calendar quarter, for each quarter (or portion thereof) during the Guaranteed Compensation Period.


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         (a)      If and to the extent Meyer, together with similarly situated executives of the Surviving Entity, is a participant in one or more bona fide incentive compensation plans during the Guaranteed Compensation Period, the Surviving Entity may defer payment of guaranteed incentive compensation payable under this Section 4A.1 up to the amount of the target award for Meyer under that incentive compensation plan (provided, however, if the compensation cycle under the incentive compensation plan includes time periods outside the Guaranteed Compensation Period, the deferral shall be up to a proportionate amount of the target award) until such time as payments are regularly scheduled to be made under that incentive compensation plan, at which time the Surviving Entity shall pay the deferred amount plus any other amount, if any, to which Meyer is then entitled under the plan that has not been earlier paid. (This could result in a guaranteed payment being made after the end of the Guaranteed Compensation Period, for example, where the compensation cycle under the incentive compensation plan ends after the end of the Guaranteed Compensation Period). Notwithstanding the foregoing, if the Surviving Entity, in administering a bona fide incentive compensation plan in which Meyer participates, in good faith and without discriminating against Meyer, establishes or utilizes a factor which is intended to reflect or rate for the compensation cycle in question the corporation's overall performance and that performance factor is uniformly applied (either in establishing an incentive compensation pool or against each participant's target) to similarly situated officers as Meyer, the Surviving Entity may elect to apply that performance factor against the target award for Meyer under the incentive compensation plan in question and, if applying that factor reduces Meyer's target award, the amount of guaranteed incentive compensation payable under this Section 4A.1 which has been deferred under this paragraph (a) on account of the incentive compensation plan in question may be reduced by the same amount (or, if the compensation cycle includes time periods outside the Guaranteed Compensation Period, the reduction shall be by a proportionate amount).

         (b) If Meyer's employment terminates for any reason other than Cause, all unpaid guaranteed compensation with respect to the Guaranteed Compensation Period shall be paid in a lump sum within 30 business days following the Termination Date.

         (c) If Meyer's employment is terminated by the Surviving Entity for Cause, the Surviving Entity shall not be required to pay Meyer any additional amount of incentive compensation on account of the Incentive Compensation Guaranty that was not required to have been paid before the Termination Date.

                  4A.2 GUARANTEED PARTICIPATION IN EQUITY BASED COMPENSATION PLANS. During the Guaranteed Compensation Period, Meyer shall participate fully (and at a level at least equivalent to that of comparable senior executives of the Surviving Entity) in each and every stock option, stock appreciation, or similar equity based plan in which similarly situated executives of the Surviving Entity generally participate. The guaranty of full

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         participation set forth in this Section 4A.2 is hereinafter sometimes referred to as the "Equity Compensation Guaranty."

         2. FAILURE TO SATISFY INCENTIVE COMPENSATION GUARANTY OR EQUITY COMPENSATION GUARANTY ADDED AS CONSTITUTING CONSTRUCTIVE TERMINATION DURING TWO YEARS AFTER A CHANGE OF CONTROL. Section 5.7(c) of the Agreement is amended to read as follows:

         "(c) following notice by Meyer to the Surviving Entity and an opportunity by the Surviving Entity to cure, the Surviving Entity fails to satisfy the Incentive Compensation Guaranty or the Equity Compensation Guaranty or Meyer is otherwise excluded from full participation in any incentive, option, or other compensation plan that is generally applicable to senior officers of the Surviving Entity after the Change of Control; or"

The following paragraph is added at the end of Section 5.7 of the Agreement.

         "For purposes of clause (c), the Surviving Entity will be deemed to have had an opportunity to cure and to have failed to effected a cure if the failure persists (as determined in good faith by Meyer) for more than seven calendar days after Meyer has given notice to the Surviving Entity of the existence of that failure."

         3. AGREEMENT REMAINS IN FULL FORCE AND EFFECT. This Amendment is made by Key and Meyer in writing, each intending to be legally bound. Each of Key and Meyer hereby confirms that, except as amended by this Amendment, the Agreement is and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                          KEYCORP



                                          By
                                             -------------------------------
                                                   Robert W. Gillespie
                                                   Chairman of the Board and
                                                   Chief Executive Officer



                                          -----------------------------------
                                          HENRY L. MEYER III


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